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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 24, 2000
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                                  PULITZER INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                     1-9329               431819711
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(State or other jurisdiction       (Commission           (IRS Employer
    of incorporation)              File Number)        Identification No.)



900 North Tucker Boulevard, St. Louis, Missouri              63101
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (314) 340-8000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         As of June 24, 2000, Registrant and SLSJ LLC, a wholly-owned affiliate of Registrant, entered into an Asset Sale and Purchase Agreement with Journal Register Company, a Delaware corporation ("Journal Register"), Journal Register East, Inc., a Delaware corporation ("Journal Register East"), Suburban Newspapers of Greater St. Louis, LLC, a Delaware limited liability company ("Suburban Newspapers"), Journal Company, Inc., a Delaware corporation ("Journal Company") (Journal Register East, Suburban Newspapers and Journal Company are referred to herein as the "Sellers"), pursuant to which SLSJ LLC agreed to purchase substantially all of the SLSJ Assets (as this term is defined in the Asset Sale and Purchase Agreement) from Sellers for $165 million, subject to a Purchase Price Adjustment (as defined in the Asset Sale and Purchase Agreement). The transaction is expected to close in the fall of 2000 and is subject to customary approvals, including review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         In connection with the execution and delivery of the Asset Purchase Agreement, the Registrant issued the press release filed herewith as Exhibit 99.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



         (c) EXHIBITS

             99  Press release, dated June 26, 2000.

                   All other Items of this report are inapplicable.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PULITZER INC.


Date: June 26, 2000                By:  /s/ Ronald H. Ridgway
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                                            Ronald H. Ridgway
                                               Senior Vice President - Finance




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                                  EXHIBIT INDEX



         99   Press release, dated June 26, 2000.



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